Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-245762 on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 10, 2020, relating to the financial statements of Bionano Genomics, Inc. appearing in the Annual Report on Form 10-K of Bionano Genomics, Inc. for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
January 8, 2021